UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2006
OHIO LEGACY CORP
(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio		44691

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code  (330) 263-1955
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
The Employment Agreement between the Company, its subsidiary and Eric S. Nadeau, the Company’s Chief Financial Officer and Treasurer, terminated on February 2, 2006, effective with Mr. Nadeau’s resignation from his positions with the Company and its subsidiary.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 18, 2006, the Company’s Chief Financial Officer and Treasurer, Eric S. Nadeau, communicated his resignation from his positions with the Company and its subsidiary to pursue other career opportunities. His resignation is effective February 2, 2006. The Company has not formally designated a new or acting Chief Financial Officer at this time, but expects that the functions previously performed by Mr. Nadeau will be performed by the Company’s Chief Executive Officer. The Company is currently interviewing candidates for the position of Chief Financial Officer.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP
(Registrant)

Date: February 2, 2006	/s/ D. MICHAEL KRAMER
D. Michael Kramer
President and Chief Executive Officer